                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 METROCALL, INC.
                                  (AS AMENDED)

            Metrocall, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follow:

            FIRST: The name of the Corporation is Metrocall, Inc. The Corporation was originally incorporated under the name Metrocall of Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 26, 1982.

            SECOND: This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 & 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and restates and integrates (including the provisions provided under the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware on November 15, 1996; and the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of the Corporation, Inc. as filed with the Secretary of State of the State of Delaware on October 1, 1998) and does not further amend the provisions of the Certificate of Incorporation of the Corporation, as theretofore amended, restated or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

            THIRD: The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, shall read in its entirety as follows:

1.  NAME.

            The name of this corporation is Metrocall, Inc.

2.  REGISTERED OFFICE AND AGENT.

            The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, DE 19805, in New Castle County. The registered agent of the Corporation at such address shall be United States Corporation Company.

3.  PURPOSE AND POWERS.

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  CAPITAL STOCK.

            4.1.  Authorized Shares.

            The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 201,000,000 shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share (" the Preferred Stock") and 200,000,000 shall be classified as shares of Common Stock, par value $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

            4.2.  Common Stock.

            (a)  Relative Rights.

            The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

            (b)  Voting Rights.

            Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Restated Certificate of Incorporation or by applicable law.

            (c)  Dividends.


            Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

            (d)  Dissolution, Liquidation, Winding Up.

            In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

            4.3.  Preferred Stock.

            (a)  Issuance, Designations, Powers, Etc.

            The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

            (b)  Dissolutions, Liquidation, Winding Up.

            In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

            (c) Pursuant to the foregoing authority, there has been authorized the following Preferred Stock:

                  (i) the Series A Convertible Preferred Stock shall have the powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions as set forth on Exhibit 4.3(c)(i) hereto;

                  (ii) the Series C Convertible Preferred Stock shall have the powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions as set forth on Exhibit 4.3(c)(ii) hereto; and

                  (iii) the Series E Junior Participating Preferred Stock shall have the powers, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions as set forth on
Exhibit 4.3(c)(iii) hereto.

            4.4.  Adjustments of Authorized Stock.

            Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of the Corporation of any class or classes may be increased or decreased (but not below the number then outstanding) by the affirmative vote of a majority of the directors then in office, whether or not a quorum.

            4.5.  Restrictions on Foreign Ownership of Shares.

            (a) No shares of stock of any class or series outstanding at any time shall be owned of record or beneficially by a person (as defined in Section 4.5(c) hereof) whose ownership thereof would constitute a violation of Section 310(a) or 310(b) of the Communications Act of 1934, as amended, or any similar or successor federal statutes.

            (b) The Corporation may, in its sole discretion, redeem any outstanding shares of stock of any class or series which are owned in violation of Section 4.5(a) hereof. Shares redeemed by the Corporation under this Section 4.5(b) may be redeemed for cash, property or rights, at the lesser of (i) the fair market value at the time of the redemption or (ii) the holder's purchase price, provided the holder purchased such shares within a year prior to the redemption. The Board of Directors shall have sole discretion to determine whether shares are owned in violation of Section 4.5(a) hereof, the fair market value of any shares to be redeemed, and the value of any non-cash consideration to be provided for such shares in any such redemption.

            (c) For purposes of this Section 4.5, "person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other legal entity.

5.  BOARD OF DIRECTORS.

            5.1.  Classification.

            Except as otherwise provided in this Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1995 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1994 annual meeting of stockholders. Notwithstanding the foregoing provisions of this
Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

            5.2.  Removal.

            (a) Except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 5.2(b) hereof) and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until any such director's earlier death, resignation or removal.

            (b) For purposes of this Section 5.2, "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

            5.3. Change of Authorized Number.

            In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            5.4.  Directors Elected by Holders of Preferred Stock.

            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 5 unless expressly provided by the certificate of designations.

            5.5.  Limitation of Liability.

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6.  INDEMNIFICATION.

            To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding,

            To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.  ACTIONS BY STOCKHOLDERS.

            Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

8.  SPECIAL MEETINGS.

            Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the holders of not less than 35% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

9.  CRITERIA FOR EVALUATING CERTAIN OFFERS.

            The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized, to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (i)  the interests of the stockholders of the Corporation;

                  (ii) whether the proposed transaction might violate federal or state laws;

                  (iii) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and estimated future value as an independent entity; and

                  (iv) the social, legal and economic effects upon employees, suppliers, subscribers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts it business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

10.  ANTI-GREENMAIL.

            Any direct or indirect purchase or other acquisition by the Corporation of any capital stock of the Corporation from any Significant Stockholder (as hereinafter defined) who has been the beneficial owner (as hereinafter defined) of such capital stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, excluding in calculating such affirmative vote and the total number of outstanding shares all capital stock beneficially owned by such Significant Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required with respect to (a) any purchase or other acquisition of capital stock of the Corporation made as part of a tender or exchange offer by the Corporation to purchase capital stock of the Corporation on the same terms from all holders of the same class of capital stock and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (b) any purchase of capital stock of the Corporation which the Board of Directors shall determine to be necessary pursuant to Section
4.5 of this Restated Certificate of Incorporation, (c) any purchase or other acquisition of capital stock of the Corporation on the same terms from all holders of such class of capital stock in accordance with the terms and conditions of any stock option or employee benefit plan of the Corporation, or
(d) any purchase of capital stock of the Corporation, where the Board of Directors has determined that the purchase price per share of the capital stock does not exceed the fair market value of the capital stock. Such fair market value shall be equal to the average closing price or the mean of the bid and asked prices of a share of capital stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the capital stock from a Significant Stockholder.

            For purposes of this Section 10, "Significant Stockholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of capital stock of the Corporation is owned, directly or indirectly, by the Corporation) that is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding capital stock of the Corporation.

            For purposes of this Section 10, "Beneficial Owner," when used with respect to any capital stock of the Corporation, means any person that:

                  (i) individually or with any of its Affiliates (as hereinafter defined), beneficially owns capital stock directly or indirectly;

                  (ii) individually or with any of its Affiliates, has (a) the right to acquire capital stock (whether such right is exercisable immediately or only after passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of capital stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of capital stock pursuant to any agreement, arrangement or understanding; or

                  (iii) individually or with any of its Affiliates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock with any other person that beneficially owns, or whose Affiliates beneficially own, directly or indirectly, such shares of capital stock.

            For purposes of this Section 10, "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

11.  COMPROMISE OR ARRANGEMENT CLAUSE.

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

12.  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION.

            Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66 2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Sections 5, 7, 8, 9, and 10 hereof, and this Section 12. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.

13.  AMENDMENT OF BYLAWS.

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Restated Certificate of Incorporation or in the Bylaws of the Corporation.

            IN WITNESS WHEREOF, Metrocall, Inc. has caused this Restated Certificate of Incorporation to be executed on its behalf on February 16, 1999.


                                    METROCALL, INC.


                                    By:  /s/William L. Collins, III
                                        ---------------------------
                                        William L. Collins, III
                                        President



Attest:


/s/Shirley B. White
----------------------
Shirley B. White
Assistant Secretary

           Exhibit 4.3(c)(i) to Restated Certificate of Incorporation

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 METROCALL, INC.

                  Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on November 13, 1996, adopted the following resolution:

                  WHEREAS, the Board of Directors of the Corporation is authorized by the Amended and Restated Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the class or series and the qualifications, limitations or restrictions thereof; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

                  NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                      /s/ Shirley B. White
                                      -----------------------
                                      Shirley B. White
                                      Assistant Secretary

ATTEST:

/s/ Vincent D. Kelly
--------------------
Vincent D. Kelly
Chief Financial Officer

                                                                        ANNEX A

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  The powers, designations, preferences and relative, participating, optional or other rights of the Series A Convertible Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:

         1.       DESIGNATION AND AMOUNT.

                  This series of preferred stock shall be designated as "Series A Convertible Preferred Stock," and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be 810,000 shares. Shares of the Series A Convertible Preferred Stock shall have a stated value of $250 per share (the "Stated Value").

         2.       DIVIDENDS.

                  (a) Right to Receive Dividends. Holders of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), to the extent permitted by the General Corporation Law of the State of Delaware, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Section 2. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

                   (b) Form of Dividend. Except as provided in Section 9(b), any dividend payment made with respect to the Series A Convertible Preferred Stock may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series A Convertible Preferred Stock equal to the amount of the dividend divided by the Stated Value. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series A Convertible Preferred Stock determined in accordance with the preceding formula; provided, that, in the event that any such dividend payment is made partially in cash and partially in shares of Series A Convertible Preferred Stock, each holder of Series A Convertible Preferred Stock shall receive a ratable amount of cash and Series A Convertible Preferred Stock that is proportionate to the amount of Series A Convertible Preferred Stock held by such holder on which such dividend is paid. All shares of Series A Convertible Preferred Stock issued as a dividend shall be fully paid and nonassessable.

                  (c) Dividend Rate. The dividend rate on the Series A Convertible Preferred Stock shall be 14% of the Stated Value per share per annum; provided, that, upon the occurrence and during the continuance of any Triggering Event (as defined in Section 8 hereof), the dividend rate on the Series A Convertible Preferred Stock shall be 16% of the Stated Value per share per annum (such rate, as applicable, the "Dividend Rate").

                  (d) Payment of Dividends. Dividends shall be payable in arrears, when and as declared by the Board of Directors, on May 15 and November 15 of each year, commencing May 15, 1997 (each such semiannual payment date a "Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series A Convertible Preferred Stock from the date of issuance of such share which, in the case of the initial issuance of Series A Preferred Stock, shall be from November 15, 1996 (the "Issuance Date"), and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year. The dividend payable on the first Dividend Payment Date with respect to any share of Series A Convertible Preferred Stock shall be the pro rata portion of the Dividend Rate based upon the number of days from and including the Issuance Date, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of the Series A Convertible Preferred Stock as they appear on the books of the Corporation on such record date, not more than 45 days nor fewer than 10 days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

                  (e) Dividend Preference. Dividends on the Series A Convertible Preferred Stock shall be payable before any dividends or distributions or other payments shall be paid or set aside for payment upon the common stock, par value $0.01 per share, of the Corporation (the "Common Stock"), the variable common rights ("VCRs") issued pursuant to the Variable Common Rights Agreement dated November 15, 1996 between the Corporation and First Union National Bank of Virginia as Rights Agent, or any other stock ranking on liquidation or as to dividends or distributions junior to the Series A Convertible Preferred Stock (any such stock or VCRs, together with the Common Stock, being referred to hereinafter as "Junior Stock"), other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. If at any time dividends on the outstanding Series A Convertible Preferred Stock at the rate set forth herein shall not have been paid or declared and set apart for payment with respect to all preceding and current periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, before any dividend, distribution or payment shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation, other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. The term "Redeemable Stock" shall mean any equity security that by its terms or otherwise is required to be redeemed for cash on or prior to the Final Redemption Date (as defined in Section 7) or is redeemable for cash at the option of the holder thereof at any time prior to the Final Redemption Date.

                  If there shall be outstanding shares of any Parity Securities, no full dividends shall be declared or paid or set apart for payment on any such Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum or additional shares of Series A Convertible Preferred Stock as permitted hereunder sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends; provided that in no event shall any dividends be declared or paid in cash on Parity Securities unless dividends in cash of not less than a ratable amount are declared and paid on Series A Convertible Preferred Stock. The term "Parity Securities" shall mean any class or series of capital stock which is entitled to share ratably with the Series A Convertible Preferred Stock in the payment of dividends, including accumulations, if any, and, in the event that the amounts payable thereon on liquidation are not paid in full, are entitled to share ratably with the Series A Convertible Preferred Stock in any distribution of assets; provided that Parity Securities shall not include any shares of Series A Convertible Preferred Stock issued as dividends pursuant to this Section 2.

                  If dividends on the Series A Convertible Preferred Stock and on any other series of Parity Securities are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably (and ratably as to cash, in-kind or other payments) upon all outstanding shares of the Series A Convertible Preferred Stock and shares of such other Parity Securities in proportion to the respective amounts of dividends in arrears on the Series A Convertible Preferred Stock and on such other series of Parity Securities to the date of such dividend payment.

         3.       LIQUIDATION PREFERENCE.

                  In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series A Convertible Preferred Stock at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or other Junior Stock by reason of their ownership of such stock, an amount per share of Series A Convertible Preferred Stock equal to the Stated Value plus any accrued and unpaid dividends to the date of liquidation. If the assets and funds legally available for distribution among the holders of Series A Convertible Preferred Stock shall be insufficient to permit the payment to the holders of the full aforesaid preferential amount, then the assets and funds shall be distributed ratably among holders of Series A Convertible Preferred Stock in proportion to the number of shares of Series A Convertible Preferred Stock owned by each holder. If the assets and funds of the Corporation available for distribution to stockholders upon any bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to holders of the full aforesaid preferential amount and there shall be any outstanding shares of Parity Securities, the holders of Series A Convertible Preferred Stock and the holders of such other Parity Securities shall share ratably (and ratably as to cash or other distributions) in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

         4.       VOTING RIGHTS.

                  In addition to any voting rights provided elsewhere herein or in the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series A Convertible Preferred Stock shall have the following voting rights:

                  (a)    Election of Directors

                         (i)      Subject to the terms hereof, the holders of
the Series A Convertible Preferred Stock shall have the right to elect two directors (in addition to the directors elected by holders of Common Stock or any other capital stock of the Corporation). Such directors shall be elected as follows:

                                  (A) The holder or holders of a majority of
         shares of the sub-series consisting of the Accreted Number of Shares held by the purchaser of the largest number shares as designated on Exhibit A of the Unit Purchase Agreement dated as of November 15, 1996, among the Corporation and the other parties thereto (the "Unit Purchase Agreement") and the direct or indirect transferees of such purchaser (collectively, the "Largest Initial Holder") shall, so long as such shares are outstanding, have the right to vote as a single class based on the number of shares of Series A Convertible Preferred Stock held by each holder, to elect one director. The term "Accreted Number of Shares" shall mean the number of shares of Series A Convertible Preferred Stock issued to a holder on the Issuance Date plus the number of shares of Series A Convertible Preferred Stock paid as dividends in respect of such shares (including dividends on dividend shares).

                                  (B) The holder or holders of a majority of
         shares of the sub-series consisting of the Accreted Number of Shares issued to the other two purchasers as designated on Exhibit A of the Unit Purchase Agreement, and the direct or indirect transferees of such purchasers (collectively, the "Designated Holders") shall, so long as such shares are outstanding, have the right to vote as a single class based on the shares of Series A Convertible Preferred Stock held by each Designated Holder, to elect one director.

                         (ii)     Any director elected by the holders of shares
of Series A Convertible Preferred Stock, including any director elected pursuant to Section 4(a)(iii) hereof, shall be referred to herein as a "Series A Preferred Director." The initial terms of the two directors to be appointed pursuant to Section 4(a)(i) will commence upon their election by the Series A Convertible Preferred Stock and shall expire at the 1999 annual meeting of stockholders of the Corporation. Upon expiration of the initial terms of such Series A Preferred Directors, so long as the Series A Convertible Preferred Stock is outstanding, the holders of the Series A Convertible Preferred Stock shall have the right to elect two Series A Preferred Directors to replace such directors in the same manner described above in Section 4(a)(i). A Series A Preferred Director so elected shall hold office for a term expiring at the annual meeting of stockholders in the third year following the election of such director; provided that upon any termination of the right of the applicable holders of Series A Convertible Preferred Stock to designate or vote for a Series A Preferred Director, the term of office of such director shall terminate. Notwithstanding the foregoing, a Series A Preferred Director elected under Section 4(a)(i) shall serve until such Series A Preferred Director's successor is duly elected and qualified or until such director's earlier removal as provided in Section 4(a)(iv) or death or resignation and, in the event a vacancy occurs, a replacement Series A Preferred Director shall be selected as provided in Section 4(a)(i).

                         (iii)    So long as the Series A Convertible Preferred
Stock is outstanding, if a Triggering Event (as defined in Section 8 hereof) has occurred and is continuing, the holders of shares of Series A Convertible Preferred Stock (who will have one vote for each share held) shall have the right, voting as a single class, to elect an additional number of Series A Preferred Directors equal to such number of additional directors as will make the ratio of the number of directors elected by the holders of the Series A Convertible Preferred Stock to the number of all directors of the Corporation equal or exceed 4:10. Each Series A Preferred Director selected pursuant to this
Section 4 (a)(iii) shall serve indefinitely until such director's removal as provided in Section 4(a)(iv) or death or resignation and, in the event a vacancy occurs, a replacement Series A Preferred Director shall be selected as provided in this Section 4(a)(iii). At such time as the Triggering Event that enabled the holders of Series A Convertible Preferred Stock to elect additional Series A Preferred Directors no longer exists, and no other Triggering Event has occurred and is continuing, the Series A Preferred Directors appointed pursuant to this
Section 4(a)(iii) shall resign and the right of the holders of Series A Convertible Preferred Stock under this Section 4(a)(iii) to appoint Series A Preferred Directors shall lapse unless and until another Triggering Event occurs.

                         (iv)     Except as provided in Section 4(a)(vi), a
Series A Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting together as a single class, except that any Series A Preferred Director referred to in Section 4(a)(i) shall be removed only by the holder or holders of Series A Convertible Preferred Stock entitled to designate such director as provided therein.

                         (v)      The Corporation shall at all times reserve and
keep available a sufficient number of vacant seats on the Board of Directors solely for the purpose of enabling the holders of the Series A Convertible Preferred Stock to designate Series A Preferred Directors as provided in this
Section 4(a) and, if at any time the number of vacant seats shall not be sufficient, the Corporation will take such corporate action as shall be necessary to increase the authorized number of board seats for this purpose.

                         (vi)     Notwithstanding anything herein to the
contrary, a majority of the Board of Directors of the Corporation (excluding all Series A Preferred Directors) may remove any Series A Preferred Director that is an officer, director, or employee or holder of 10% or more of the voting securities of any entity engaged directly or indirectly in the paging business and, upon delivery of written notice by the Corporation to such Series A Preferred Director, such Series A

Preferred Director shall resign and the holders of Series A Convertible Preferred Stock entitled to designate or vote for such Series A Preferred Director shall be entitled to designate or vote for a replacement Series A Preferred Director; provided, however, that in no event shall this Section 4(a)(vi) apply to any Series A Preferred Director that is an officer, director, or employee of any of the initial purchasers of the Series A Convertible Preferred Shares pursuant to the Unit Purchase Agreement;

                  (b)    Certain Corporate Actions.

                         (i) So long as the Series A Convertible Preferred
Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 75% of the then outstanding shares of Series A Convertible Preferred Stock, voting as a single class:

                                  (A)     amend, repeal, modify or supplement
         any provision of the Certificate of Incorporation, the Fourth Amended and Restated Bylaws of the Corporation, as in effect on November 15, 1996, or any successor bylaws or this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock ("Certificate of Designation"), if such amendment, repeal, modification or supplement in any way adversely affects the powers, designations, preferences or other rights of the Series A Convertible Preferred Stock;

                                  (B)     authorize or effect, in a single
         transaction or through a series of related transactions, (1) a liquidation, winding up or dissolution of the Corporation or adoption of any plan for the same; or (2) any direct or indirect purchase or other acquisition by the Corporation of any capital stock (other than the Series A Convertible Preferred Stock) of the Corporation held by any person or entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities (in each case, a "Beneficial Owner"), which Beneficial Owner is the beneficial owner (by voting power or otherwise) of five percent (5%) or more of the securities of the Corporation ordinarily having the right to vote in the election of directors;

                                  (C)     declare or pay or set aside for
         payment any dividend or distribution or other payment (other than a dividend or distribution paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock) upon the Common Stock, upon the VCRs or upon any other Junior Stock, nor redeem, purchase or otherwise acquire any Common Stock, VCRs or other Junior Stock for any consideration (or pay or make available any moneys, whether by means of a sinking fund or otherwise, for the redemption of or other distribution or payment with respect to any shares of any Common Stock, VCRs or other Junior Stock), except by conversion or exchange of Common Stock, VCRs, or other Junior Stock for such stock that is not Redeemable Stock.

                                  (D)     authorize or permit the Corporation
         or any subsidiary of the Corporation, (i) to issue any shares of Series A Convertible Preferred Stock except on the Issuance Date or in payment of dividends as provided in Section 2 above; or (ii) to issue any Parity Securities.


                          (ii)    So long as the Series A Convertible
         Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting as a single class:

                                  (A)     authorize or effect in a single
         transaction or through a series of related transactions (whether by purchase, lease, exchange, issuance of stock or other equity or debt security, merger, reorganization or any other method, other than transactions that would constitute a Sale of the Company (as defined below)), any acquisition by, merger or other transaction between, the Corporation or any of its Subsidiaries and any other Person, which Person shall then become consolidated or otherwise combined with the Corporation or any such Subsidiary in accordance with generally accepted accounting principles ("GAAP"), including but not limited to, any acquisition by the Corporation or any of its Subsidiaries of all or any substantial part of the assets of any other Person, if the aggregate consideration (including cash, the fair market value of any securities or other property, and all Debt assumed by the Corporation or any of its subsidiaries after giving effect to such transaction) paid or otherwise assumed or incurred in such transaction exceeds 50% of the Corporation's total market capitalization (comprised of outstanding debt, and the value of all outstanding equity securities) immediately prior to such transaction. The foregoing provisions shall not apply to the merger of A+ Network, Inc. with and into the Corporation; a merger of a wholly-owned subsidiary of the Corporation with and into the Corporation in which the Corporation is the surviving entity so long as the subsidiary was a subsidiary of the Corporation on November 15, 1996, has not merged or consolidated with another entity after November 15, 1996 and the Corporation is the surviving corporation; the merger of A+ Network of Shreveport, Inc. with and into the Corporation; or a merger between one subsidiary of the Corporation with and into another subsidiary of the Corporation; or

                                  (B)     authorize or effect any Sale of the
         Company in a single transaction or through a series of related transactions, unless the Corporation shall, concurrently with the consummation of any Sale of the Company, redeem all outstanding shares of the Series A Convertible Preferred Stock pursuant to Section 6(a), except for shares held by holders that have elected to exercise the conversion rights provided for under Section 5(h). For purposes hereof, "Sale of the Company" means (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation (other than to one or more wholly owned subsidiaries of the Corporation); (B) the merger or consolidation of the Corporation with or into another corporation where such other corporation is the surviving corporation or (C) the merger or consolidation of another corporation with and into the Corporation, with the Corporation as the surviving corporation, with the effect that immediately after such transaction any Beneficial Owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

                         (c)      Means of Voting. The rights of the holders of
Series A Convertible Preferred Stock under this Section 4 may be exercised (i) with respect to the election of the Series A Preferred Directors pursuant to
Section 4(a), at a meeting of the holders of the Series A Convertible Preferred Stock or by written consents executed by the holders entitled to vote therefor and delivered to the Secretary or Assistant Secretary of the Corporation; (ii) at any meeting of stockholders of the Corporation for the election of directors;
(iii) at a meeting of the holders of shares of such Series A Convertible Preferred Stock, called for the purpose by the Corporation or by the holders of record of 25% or more of the outstanding shares of the Series A Convertible Preferred Stock, pursuant to requests delivered in writing to the Secretary or Assistant Secretary of the Corporation; or (iv) by written consent signed by the holders of the requisite percentage of the then outstanding shares of the Series A Convertible Preferred Stock, delivered to the Secretary or Assistant Secretary of the Corporation, it being understood that a Series A Preferred Director selected pursuant to Section 4(a)(i) may be designated by a written consent executed by holders of a majority of the applicable sub-series of Series A Convertible Preferred Stock referred to in Section 4(a)(i)(A) or Section 4(a)(i)(B), as the case may be. Except to the extent otherwise provided herein or to the extent that holders of 75% of the Series A Convertible Preferred Stock decide otherwise, any meeting of the holders of Series A Convertible Preferred Stock shall be conducted in accordance with the provisions of the By-Laws of the Corporation applicable to meetings of stockholders. In the event of a conflict or inconsistency between the By-Laws of the Corporation and any term of this Certificate of Designation, including, but not limited to this Section 4, the terms of this Certificate of Designation shall prevail.

         5.       CONVERSION

                  Shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

                  (a) Optional Conversion. Commencing on November 15, 2001 (except as to any shares which shall have been called for redemption), and if the Conversion Price determined in accordance with Section 5(c) below is equal to or greater than the book value per share (the "Book Value") of the Common Stock determined in accordance with GAAP as of the end of the most recent fiscal quarter for which the Corporation has filed reports with the Securities and Exchange Commission ("SEC") (the "Book Value Requirement"), each holder (or group of affiliated holders under common control) of shares of Series A Convertible Preferred Stock may, upon 30 days' notice to the Corporation, convert all, but not less than all, such shares held by such holder and its affiliated holders under common control into the number of shares of Common Stock determined by dividing (x) the Stated Value multiplied by the number of shares surrendered for conversion plus any accrued but unpaid dividends on such shares, by (y) the Conversion Price on the date of conversion determined in accordance with Section 5(c) below. Notwithstanding the foregoing, shares of the Series A Convertible Preferred Stock may be converted into Common Stock at the Conversion Price even if such Conversion Price is less than Book Value if such conversion would not violate National Association of Securities Dealers ("NASD") Rule 4460(i)(1)(D)(ii) or any successor provision and the holders of the Series A Convertible Preferred Stock will have the right on a pro rata basis to convert less than all of their shares (ratably or as otherwise agreed by such holders) at a Conversion Price less than Book Value, provided, in either case, that the Corporation has received an opinion of counsel reasonably satisfactory in form and substance to the Corporation or assurances from Nasdaq to the effect that such conversion is permitted by NASD rules;

                  (b) Change of Control. (i) If a Change of Control occurs, then on any date following such Change of Control that the Book Value Requirement is satisfied, each holder of shares of Series A Convertible Preferred Stock may convert all, but not less than all, such shares held by such holder into the number of fully paid and nonassessable shares of Common Stock determined by dividing (x) the Stated Value multiplied by the number of shares surrendered plus any accrued but unpaid dividends on such shares by (y) the Conversion Price on the date of conversion determined in accordance with Section 5(c) below. Notwithstanding the foregoing, shares of the Series A Convertible Preferred Stock may be converted into Common Stock even if the Conversion Price is less than Book Value if such conversion would not violate NASD Rule 4460(i)(1)(D)(ii) or any successor provision, and the holders of the Series A Convertible Preferred Stock will have the right on a pro rata basis to convert less than all of their shares (ratably or as otherwise agreed by such holders) at a Conversion Price less than Book Value, provided, in either case, that the Corporation has received an opinion of counsel reasonably satisfactory in form and substance to the Corporation or assurances from Nasdaq to the effect that such conversion is permitted by NASD rules.

                         (ii)     For the purposes of this Section 5(b) "Change
of Control" means the occurrence of one or more of the following events:

                                  (A)     a Beneficial Owner shall have become
         the beneficial owner of a majority (by voting power or otherwise) of the securities of the Corporation ordinarily having the right to vote in the election of directors;

                                  (B)     during any consecutive three-year
         period commencing on or after September 27, 1995, individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of such Board of Directors on September 27, 1995, any Series A Preferred Director and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66-% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                                  (C)     any sale, lease, exchange or other
         transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation to any Beneficial Owner (other than any wholly owned subsidiary of the Corporation);

                                  (D)     the merger or consolidation of the
         Corporation with or into another corporation or the merger of another corporation into the Corporation with the effect that immediately after such transaction any Beneficial Owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

                                  (E)     the adoption of a plan leading to the
         liquidation or dissolution of the Corporation;

                                  provided, however, that none of the
         following, in itself, constitutes or will constitute a Change of Control within the meaning of this Paragraph: (1) prior to or under the merger of A+ Network, Inc. with and into the Corporation (the "A+ Merger"), the existence or termination of the Voting Agreement dated as of August 31, 1996 (the "Voting Agreement"), among the Corporation and the other parties thereto, (2) the beneficial ownership by the Stockholders (as such term is defined in the Voting Agreement), collectively, of a majority of the outstanding shares of Common Stock,
         (3) the sale or disposition of any securities of the Corporation by, or other decrease in the percentage ownership in any class of such securities of, any Stockholder or Stockholders, or (4) the purchase or acquisition of any securities of the Corporation by, or other increase in the percentage ownership in any class of such securities of, any Stockholder or Stockholders; provided further, however, that, notwithstanding the foregoing, (a) the beneficial ownership by any individual Stockholder, by the Metrocall Group, by the FirstPAGE Group (as such terms are defined in the Voting Agreement), or by any other group (as defined above) of which any Stockholder is a part, of a majority (by voting power or otherwise) of securities of the Corporation ordinarily having the right to vote in the election of directors, or (b) any transaction or event that constitutes a "Rule 13e-3 transaction" within the meaning of Rule 13e-3 (a) (3) of the SEC (or that would constitute such a Rule 13e-3 transaction if the person effecting such transaction was an affiliate of the Corporation within the meaning of such rule), shall nevertheless constitute a Change of Control for purposes hereof.

                         (iii) References in this Section 5 to "Common Stock"
shall include all stock or other securities or property (including cash) into which Common Stock is converted following any merger, reorganization or reclassification of the capital stock of the Company.

                  (c) Conversion Price. The Conversion Price per share, for any date, shall be the average of the Closing Prices of the Common Stock of the Corporation for the 10 Trading Days prior to such date. For purposes of this
Agreement:

                         (i) the term "Closing Price," on any Trading Day, shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for the Common Stock.

                         (ii) the term "Trading Day" shall mean (A) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (B) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (C) if the Common Stock is not listed on any stock exchange or traded on the Nasdaq National Market System, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                  (d) Common Stock. The Common Stock to be issued upon conversion hereunder shall be fully paid and nonassessable.

                  (e) Procedures for Conversion. (i) In order to convert shares of Series A Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefore, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied (or preceded as required by Section 5(a)) by written notice to the Corporation of such holder's election to convert and (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and required pursuant to Section 5(e)(iii). As promptly as practicable after the surrender for conversion of any share of the Series A Convertible Preferred Stock in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of Section 5(e)(iii), but in any event within three Trading Days of such surrender for payment, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares in proper order for conversion, and all rights of the holder of such share as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion price in effect at such time on such succeeding day.

                         (ii)     The Corporation shall not be required to
issue fractional shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock. At the Corporation's discretion, in the event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

                         (iii)    The issuance of certificates for shares of
Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                  (f) Reservation of Stock Issuable Upon Conversion. Subject to the limitation set forth in the last sentence of this Section 5(f), the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, 15,000,000 shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock without regard to the Book Value Requirement or whether the holders of Series A Convertible Preferred Stock are then entitled to convert, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock. Prior to the earlier of (i) June 1, 1997 or (ii) the approval by the stockholders of the Corporation of an increase in the number of authorized shares of Common Stock as contemplated in the Unit Purchase Agreement, the Corporation shall be in compliance with this Section 5(f) to the extent that it reserves and keeps available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, 500,000 shares of Common Stock.

                  (g) Notices. Any notice required by the provisions of this Section to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given five days after such notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

                  (h)    Reorganization, Merger or Sale of the Company.

                         (i) Notwithstanding any other provision hereof, in case of (A) any reorganization or any reclassification of the capital stock of the Corporation or (B) any Sale of the Company prior to November 15, 1999, if such transaction does not constitute a liquidation, dissolution or winding up as provided in Section 3, then, at the election of each holder of Series A Convertible Preferred Stock, concurrently with the consummation of such reorganization, reclassification or Sale of the Company, provision shall be made so that each share of Series A Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Convertible Preferred Stock would have been entitled assuming conversion on the Trading Day immediately prior to the initial announcement of the transaction or a proposed transaction that ultimately resulted in the transaction. For purposes of the preceding sentence only, the Conversion Price shall be the average of the Closing Prices of the Common Stock for the 15 Trading Days prior to the date of such announcement. In any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Convertible Preferred Stock.

                         (ii) After the Company has determined to enter into a transaction described in Section 5(h)(i)(B), and publicly announces that the Company will enter into such transaction, the Company will provide written notice to each holder setting forth the material terms of the transaction, together with all relevant information regarding such transaction (such transaction a "5(h)(i)(B) Transaction"). If the Company requests in writing that each holder elect whether or not to convert its Series A Convertible Preferred Stock as described above, then, such holder shall have 14 days from the later of the receipt of such information or such written request within which to notify the Company in writing of its election to convert its Series A Convertible Preferred Stock as described above, and the failure to provide such notice shall be deemed to constitute such holder's election not to so convert in connection with such 5(h)(i)(B) Transaction. Assuming that the 5(h)(i)(B) Transaction is consummated on the terms set forth in such information provided by the Company, such election shall be binding on such holder.

                         (iii) In case of any merger, consolidation, reclassification or other similar reorganization, to the extent the Corporation is not the surviving entity, and the Corporation or the holders do not otherwise redeem or convert all outstanding shares of Series A Convertible Stock, the Series A Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving corporation having, in respect of the surviving corporation, substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series A Convertible Preferred Stock had immediately prior to such transaction.

         6.       OPTIONAL REDEMPTION

                  (a) Redemption Price. The Corporation, at its sole option, may redeem shares of the Series A Convertible Preferred Stock on or after November 15, 1999, in whole or (except for redemptions pursuant to Section 6(a)(iv)) in part (subject to Section 6(b)), for cash, at any time or from time to time, for a redemption price per share equal to the sum of the Stated Value, any accrued and unpaid dividends on such shares, and the Make Whole Payment, if any; provided, that the Corporation may redeem all the shares of the Series A Convertible Preferred Stock prior to November 15, 1999 on the date on which the Corporation consummates a Sale of the Company to the extent permitted under
Section 6(a)(iv), and provided further that the Corporation may not redeem or call for redemption any shares of Series A Convertible Preferred Stock from and including November 15, 2001 through January 15, 2002 and shall not thereafter be entitled to call for redemption any shares of Series A Convertible Preferred Stock with respect to which notice of conversion has been given pursuant to
Section 5(a) of this Certificate of Designation. The "Make Whole Payment" per share shall be equal to:

                         (i)      on and after November 15, 2001, zero;

                         (ii) on and after November 15, 2000 but prior to November 15, 2001, an amount equal to the excess, if any, of (1) an amount sufficient to provide a Unit (as defined in the Unit Purchase Agreement) a 20% cash-on-cash internal rate of return, over (2) the sum of (x) the aggregate Stated Value of the Series A Convertible Preferred Stock included in such Unit plus all Series A Convertible Preferred Stock received as a dividend on such Series A Convertible Preferred Stock (including dividends on such dividends) plus (y) the excess, if any, of the aggregate market value of the number of shares of Common Stock represented by a Warrant (as defined in the Unit Purchase Agreement) (such market value to be the average Closing Price of the Common Stock for the 10 Trading Days prior to the date of notice of redemption), over the Exercise Price (as defined in the Unit Purchase Agreement) with respect to the shares of Common Stock represented by such Warrant;

                         (iii) on and after November 15, 1999 but prior to November 15, 2000, the amount which represents the excess, if any, of
         (1) an amount sufficient to provide a Unit a 25% cash-on-cash internal rate of return, over (2) the sum of (x) the aggregate Stated Value of the Series A Convertible Preferred Stock included in such Unit plus all Series A Convertible Preferred Stock received as a dividend on such Series A Convertible Preferred Stock (including dividends on such dividends) plus (y) the excess, if any, of the aggregate market value of the number of shares of Common Stock represented by a Warrant (such market value to be the average Closing Price of the Common Stock for the 10 Trading Days prior to the date of notice of redemption), over the Exercise Price with respect to the shares of Common Stock represented by such Warrant; or

                         (iv) prior to November 15, 1999, in the event that the Corporation consummates a Sale of the Company and to the extent that the holders of the Series A Convertible Preferred Shares do not exercise their conversion right under Section 5(h), an amount equal to the excess, if any, of (1) an amount sufficient to provide a Unit a 30% cash-on-cash internal rate of return, over (2) the sum of (x) the aggregate Stated Value of the Series A Convertible Preferred Stock included in such Unit plus all Series A Convertible Preferred Stock received as a dividend on such Series A Convertible Preferred Stock (including dividends on such dividends) plus (y) the excess, if any, of the aggregate market value of the number of shares of Common Stock represented by a Warrant (such market value to be the average Closing Price of the Common Stock for the 10 Trading Days prior to the date of consummation of the Sale of the Company), over the Exercise Price with respect to the shares of Common Stock represented by such Warrant; provided, that in the event such Sale of the Company is consummated before November 15, 1997, the Make Whole Payment shall be calculated so that the holders receive an amount sufficient to provide a Unit a 30% cash-on-cash internal rate of return through November 15, 1997 without giving any value to the Warrants or any Common Stock represented by Warrants and without any reduction or discount as of the result of the fact that the holders receive redemption proceeds prior to November 15, 1997.

                  (b) Selection of Shares to be Redeemed. Any partial redemption of Series A Convertible Preferred Stock shall be for that number of shares having an aggregate Stated Value of $5 million or such greater amount that is an integral multiple of $1 million. In the event that fewer than all of the outstanding shares of the Series A Convertible Preferred Stock are to be called for redemption, the Series A Convertible Preferred Stock called for redemption shall be redeemed ratably from each holder of Series A Convertible Preferred Stock proportionate to the amount of Series A Convertible Preferred Stock held by each holder.

                  (c) Notice of Redemptions. Notice of redemptions shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date or, if such notice period is not feasible in connection with a Sale of the Company, such notice period as is practicable in the circumstances to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series A Convertible Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the formula for determination of the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                  (d) Cessation of Dividends on Shares Redeemed. Notice having been mailed as stated in subsection (c) above, from and after the close of business on the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of the Series A Convertible Preferred Stock redeemed shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (e) Status of Redeemed Shares. Upon redemption, any shares of the Series A Convertible Preferred Stock which have been so redeemed shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

         7        MANDATORY REDEMPTION.

         On November 15, 2008 (the "Final Redemption Date"), the Corporation shall redeem from any source of funds legally available therefor, in the manner provided in Section 6(c) above, all of the shares of the Series A Convertible Preferred Stock then outstanding at a redemption price equal to the Stated Value per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the Final Redemption Date.

         8        TRIGGERING EVENTS.

                  Any of the following actions or events shall constitute a "Triggering Event" for purposes hereof:

                  (a)    Failure to Redeem. The Corporation shall fail to redeem
(i) the Series A Convertible Preferred Stock in accordance with Section 7 or
(ii) any Series A Convertible Preferred Stock called for redemption in accordance with Section 6.

                  (b) Failure to Pay Dividends. The Corporation shall fail to pay any dividend on any Series A Convertible Preferred Stock on any Dividend Payment Date in accordance with Section 2 for any reason, including but not limited to, that such payment is prohibited by applicable law or the Board of Directors elect not to pay such dividend, or shall otherwise violate any term of
Section 2 and such failure shall not be cured within a period of 30 days after such Dividend Payment

Date or violation (which cure shall be effected in a manner ensuring the holders the same yield as if such violation had not occurred).

                  (c) Failure of Voting Rights. The Corporation shall enter into any transaction or take any action required to be approved by any holders of Series A Convertible Preferred Stock without obtaining the requisite approval of the holders of the Series A Convertible Preferred Stock.

                  (d) Failure of Stockholder Action. The stockholders of the Corporation shall not have approved the amendment to the Certificate of Incorporation described in Section 1.02 of the Unit Purchase Agreement by June 1, 1997.

                  (e) Failure to Convert; Warrant Agreement. The Corporation shall (i) fail for any reason to issue Common Stock as required under Section 5 upon the request of any holder of Series A Convertible Preferred Stock as provided in Section 5 or shall fail for any reason to comply with Section 5(f) or any other term of Section 5 hereof or the Corporation; (ii) fail for any reason to issue Common Stock as required under the Warrant Agreement dated as of November 15, 1996 between the Corporation and the Warrant Agent (as amended, the "Warrant Agreement") upon exercise of any Warrant then held by any purchaser designated in Exhibit A of the Unit Purchase Agreement (Purchasers") or any of their respective affiliates; or (iii) so long as any Purchasers or any of their respective affiliates hold Warrants, fail to make any anti-dilution adjustment thereunder and such failure to make such adjustment shall continue for 30 days after notice from any affected Purchaser.

                  (f) Registration Rights Agreement. The Corporation shall fail in any material respect to comply with the Registration Rights Agreement dated as of November 15, 1996, as amended, among the Corporation, the Largest Initial Holder, the Designated Holders and their permitted successors and assigns, and such failure shall continue for a period of 30 days after notice from any such holder.

                  (g) Unit Purchase Agreement. The Corporation shall fail to comply with Sections 1.01, 1.02, 1.03, 4.15 (first sentence only), 5.03, 8.01 or
8.05 of the Unit Purchase Agreement and such failure shall continue for a period of 30 days after notice from the Purchasers or the representations made under Sections 4.01 (first sentence only), 4.02, 4.03 or 4.04(a) of the Unit Purchase Agreement shall prove to have been incorrect or misleading in any material respect when made pursuant thereto or any other material representation made under the Unit Purchase Agreement shall prove to have been incorrect or misleading in any substantial material respect when made.

                  (h) Limitation on Senior Securities. (i) The Corporation shall incur or issue, or permit any subsidiary of the Corporation to incur or issue, any Senior Securities, except that the Corporation or a subsidiary may incur or issue Senior Securities if at the time of incurrance or issuance, the ratio of (A) Senior Securities outstanding on such date to (B) Pro Forma Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four, determined on a pro forma basis as if any such Senior Securities had been incurred or issued and the proceeds thereof had been applied at the beginning of such fiscal quarter, would be less than 7.0 to 1.0. Notwithstanding the foregoing limitation, the Company may incur and, as applicable, may permit its Subsidiaries to incur, Refinancing Debt.

                         (ii)     For purposes of this Section,

                         (A) "Senior Securities" shall mean (i) all Debt, and (ii) the shares of any classes or series of capital stock which are senior to the Series A Convertible Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends or which are Redeemable Stock. For the purposes of determining any particular amount of Senior Securities described in Clause (ii) of the definition of Senior Securities, said amount shall be the greater of the market value or the minimum amount payable by the Corporation or any of its subsidiaries upon the redemption, purchase, or the retirement of such Senior Securities.

                         (B) "Pro Forma Consolidated Cash Flow" shall mean for any period the Corporation's Consolidated Cash Flow for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions by merger, consolidation or purchase of capital stock) during such period or thereafter as if such Asset Disposition or acquisition had taken place on the first day of such period.

                         (C) "Consolidated Cash Flow" shall mean for any period the Corporation's Consolidated Net Income for such period plus
         (i) the Corporation's Consolidated Interest Expense for such period plus (ii) the consolidated income tax expense of the Corporation and its consolidated subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Corporation and its consolidated subsidiaries for such period plus (iv) other non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), minus (v) non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of and the depreciation and amortization and other non-cash charges of any of the Corporation's consolidated subsidiaries shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such subsidiary was included in calculating the Consolidated Net Income of the Corporation and only if and to the extent such subsidiary could have paid such amount at the date of determination as a dividend to the Corporation by such subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

                         (D) "Consolidated Net Income" shall mean for any period the net income (or loss) of the Corporation and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (i) the net income (but not the loss) of any subsidiary which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to the Corporation except to the extent of the amount of dividends or other distributions actually paid to the Corporation by such subsidiary without violation of any such restrictions, (ii) the net income (or loss) of any Person that is not a consolidated subsidiary of the Corporation except to the extent of the amount of dividends or other distributions actually paid to the Corporation by such Person during any period, (iii) any gain or loss on any Asset Disposition by the Corporation or any of its subsidiaries and (iv) any extraordinary gain or loss.

                         (E) "Consolidated Interest Expense" shall mean for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Corporation and its consolidated subsidiaries for such period determined in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of),
         (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (iv) the interest component associated with capital lease obligations.

                         (F) "Asset Disposition" shall mean any transfer, conveyance, sale, lease or other disposition by the Corporation or any of its subsidiaries (including a consolidation or merger or other sale of any such subsidiary with, into or to another Person in a transaction in which such subsidiary ceases to be a subsidiary, but excluding a disposition by a subsidiary of such Person to such Person or a wholly owned subsidiary of such Person or by such Person to a wholly owned subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of capital stock (other than directors' qualifying shares) or other ownership interests of a subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a subsidiary of such Person or the fair market value of the assets subject to such disposition exceeds $1 million.

                         (G) "Debt" shall mean (without duplication), whether recourse is to all or a portion of the assets of the Corporation or any of its subsidiaries, and whether or not contingent,
         (i) every obligation of the Corporation or any of its subsidiaries for money borrowed, (ii) every obligation of the Corporation or any of its subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of the Corporation or any of its subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation or any of its subsidiaries, (iv) every obligation of the Corporation or any of its subsidiaries issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of the Corporation or any of its subsidiaries,
         (vi) Attributable Debt of the Corporation or any of its subsidiaries,
         (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of the Corporation or any of its subsidiaries at the time of determination, (viii) every obligation of the Corporation or any of its subsidiaries secured by a lien on any asset of the Corporation or any of its subsidiaries (whether or not such obligation is assumed by the Corporation or any of its subsidiaries); provided, however, that, unless such Debt constitutes Debt of the referent Person pursuant to any other clause of this definition, the amount of such Debt shall be the lesser of (A) the fair market value of such asset and (B) the amount of such Debt, and (ix) every obligation of the type referred to in clauses (i) through (viii) of the Corporation or any of its subsidiaries and all dividends of the Corporation or any of its subsidiaries the payment of which, in either case, the Corporation has guaranteed or for which the Corporation is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and provided further that none of the following shall constitute Debt: (i) guarantees by subsidiaries of Debt under any bank credit facility incurred by the Corporation; (ii) Debt owed by the Corporation to any wholly owned subsidiary of the Corporation or owed by any wholly owned subsidiary of the Corporation to the Corporation or any other wholly owned subsidiary of the Corporation (but only so long as such Debt is held by the Corporation or such wholly owned subsidiary); (iii) debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two business days of its incurrence; and (iv) renewals of guarantees permitted by clause (i) above.

                         For purposes of determining any particular amount of Debt under this covenant, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Corporation, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and
         (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                         (H) "Attributable Debt" in respect of a sale and leaseback transaction shall mean, at the time of determination the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale and leaseback transaction for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

                         (I)      "Person" shall mean an individual,
         partnership, corporation, trust, unincorporated organization or other business entity, and a government or agency or political subdivision thereof.

                         (J) "Refinancing Debt" shall mean (i) any Debt of the Corporation that renews, refunds or extends any outstanding Debt of the Corporation or a subsidiary of the Corporation which Debt was incurred in compliance with this Certificate, and (ii) any Debt of a subsidiary of the Corporation that renews, refunds or extends any Debt of such Subsidiary which Debt was incurred in compliance with this Certificate of Designation in the case of both clauses (i) and (ii) in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the debt refinanced or the amount of any premium reasonably determined by the Corporation as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Corporation incurred in connection with such refinancing.

                  (h) Cross-Acceleration. A default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Corporation or any subsidiary of the Corporation or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Corporation or any subsidiary of the Corporation, in any case with a principal amount of at least $5 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness.

                  (i)    Bankruptcy, etc.

                         (i) The Corporation or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any bankruptcy law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any bankruptcy law, (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                         (ii) A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Corporation or any of its subsidiaries in an involuntary case or proceeding under any bankruptcy law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the

         Corporation or any of its subsidiaries, (B) appoint a custodian of the Corporation or any of its subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

         9.       REMEDIES.

                  (a) Upon the occurrence and during the continuance of any Triggering Event (i) the Dividend Rate on all outstanding Series A Convertible Preferred Stock shall be increased as provided in Section 2 without any action on the part of any holder of the Series A Convertible Preferred Stock or the Corporation, and (ii) the holders of a majority of the outstanding Series A Convertible Preferred Stock shall be entitled to elect additional directors of the Corporation as provided in Section 4(a)(iii).

                  (b)    In the event that a Triggering Event described in
Section 8(d) shall occur, and be continuing, all dividends on the Series A Convertible Preferred Stock shall be paid in cash and not shares of Series A Convertible Preferred Stock, to the extent but only to the extent, that such cash payments are permitted under any applicable indenture or credit agreement to which the Corporation is a party.

                  (c) The Corporation stipulates that the remedies at law of each holder of Series A Convertible Preferred Stock in the event of any Triggering Event or threatened Triggering Event or otherwise or other failure in the performance of or compliance with any of the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring any holder to post a bond or other security except to the extent required by applicable law.

                  (d) Any holder of Series A Convertible Preferred Stock shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with any Triggering Event or enforcement by such holder of any obligation of the Corporation hereunder.

                  (e) No failure or delay on the part of any holder of Series A Convertible Preferred Stock in exercising any right, power or remedy hereunder or under applicable law or otherwise shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise.

         10.      PREEMPTIVE RIGHTS.

         No shares of Series A Convertible Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

           Exhibit 4.3(c)(iii) to Restated Certificate of Incorporation

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                                 METROCALL, INC.

                  Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors,, adopted the following resolution by unanimous written consent as of June 19, 1998:

                  WHEREAS, the Board of Directors of the Corporation is authorized by the Amended and Restated Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the class or series and the qualifications, limitations or restrictions thereof; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

                  NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                          /s/ Shirley B. White
                                          --------------------
                                          Shirley B. White
                                          Assistant Secretary

ATTEST:

/s/ Vincent D. Kelly
--------------------
Vincent D. Kelly
Chief Financial Officer

                                                                         ANNEX A

                      SERIES C CONVERTIBLE PREFERRED STOCK

                  The powers, designations, preferences and relative, participating, optional or other rights of the Series C Convertible Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:

         1.       DESIGNATION AND AMOUNT.

                  This series of preferred stock shall be designated as "Series C Convertible Preferred Stock," and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be 25,000 shares. Shares of the Series C Convertible Preferred Stock shall have a stated value of $10,000.00 per share (the "Stated Value"). The Corporation may issue fractional shares of Series C Convertible Preferred Stock.

         2.       DIVIDENDS.

                  (a) Right to Receive Dividends. Holders of the Series C Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), to the extent permitted by the General Corporation Law of the State of Delaware, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Section 2. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared, provided, that dividends shall accrue on any shares of Series C Convertible Preferred Stock issued pursuant to Section 4.3(b) of that certain Stock Purchase Agreement dated June 26, 1998 by and among AT&T Wireless Services, Inc., et al. and the Corporation from the date of the initial issuance of Series C Convertible Preferred Stock by the Corporation (the "Initial Issuance Date").

                   (b) Form of Dividend. Any dividend payment made with respect to the Series C Convertible Preferred Stock may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series C Convertible Preferred Stock equal to the amount of the dividend divided by the Stated Value. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series C Convertible Preferred Stock determined in accordance with the preceding formula; provided, that, in the event that any such dividend payment is made partially in cash and partially in shares of Series C Convertible Preferred Stock, each holder of Series C Convertible Preferred Stock shall receive a ratable amount of cash and Series C Convertible Preferred Stock that is proportionate to the amount of Series C Convertible

Preferred Stock held by such holder on which such dividend is paid. All shares of Series C Convertible Preferred Stock issued as a dividend shall be fully paid and nonassessable.

                  (c) Dividend Rate. The dividend rate on the Series C Convertible Preferred Stock shall be 8% of the Stated Value per share per annum.

                  (d) Payment of Dividends. Dividends shall be payable in arrears, when and as declared by the Board of Directors, on May 15 and November 15 of each year (each such semiannual payment date a "Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series C Convertible Preferred Stock as set forth in Section 2(a), and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year. If a payment of a dividend as required hereunder is not made, dividends shall accrue from the date of the last payment in full of the required dividend. The dividend payable on each Dividend Payment Date after issuance of any share of Series C Convertible Preferred Stock shall be the pro rata portion of the Dividend Rate based upon the number of days from and including the date of issuance or the last Dividend Payment Date, as the case may be, up to and including such Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of the Series C Convertible Preferred Stock as they appear on the books of the Corporation on such record date, not more than 45 days nor fewer than 10 days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

                  (e) Dividend Preference. Dividends in cash on the Series C Convertible Preferred Stock shall be payable after dividends are paid on the Series A Convertible Preferred Stock, $.01 par value, of the Corporation (the "Series A Preferred Stock"), on the Series B Junior Convertible Preferred Stock, $.01 par value of the Corporation (the "Series B Preferred Stock"), and on any other class or series of preferred stock of the Corporation that by its terms is senior to the Series C Convertible Preferred Stock in right of payment of dividends or liquidation preference (together with the Series A Preferred Stock and the Series B Preferred Stock, "Senior Stock") and before any dividends or distributions or other payments shall be paid or set aside for payment upon the Common Stock or any other stock ranking on liquidation or as to dividends or distributions junior to the Series C Convertible Preferred Stock (any such stock, together with the Common Stock, being referred to hereinafter as "Junior Stock"), other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. If at any time dividends on the outstanding Series C Convertible Preferred Stock at the rate set forth herein shall not have been paid or declared and set apart for payment with respect to all preceding and current periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, before any dividend, distribution or payment shall be declared or paid upon or set apart for the shares of any class of Junior Stock, other than a dividend, distribution or payment paid solely in shares of Common Stock or other Junior Stock that is not Redeemable Stock. The term "Redeemable Stock" shall mean any equity security that by its terms or otherwise is required to be redeemed for cash on or prior to the Final Redemption Date (as defined in Section 7) or is redeemable for cash at the option of the holder thereof at any time prior to the Final Redemption Date.

                  If there shall be outstanding shares of any Parity Securities (as defined below), no full dividends shall be declared or paid or set apart for payment on any such Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum or additional shares of Series C Convertible Preferred Stock as permitted hereunder sufficient for the payment thereof set apart for such payment on the Series C Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends; provided that in no event shall any dividends be declared or paid in cash on Parity Securities unless dividends in cash of not less than a ratable amount are declared and paid on Series C Convertible Preferred Stock. The term "Parity Securities" shall mean any class or series of capital stock which is entitled to share ratably with the Series C Convertible Preferred Stock in the payment of dividends, including accumulations, if any, and, in the event that the amounts payable thereon on liquidation are not paid in full, are entitled to share ratably with the Series C Convertible Preferred Stock in any distribution of assets; provided that Parity Securities shall not include any shares of Series C Convertible Preferred Stock issued as dividends pursuant to this Section 2.

                  If dividends on the Series C Convertible Preferred Stock and on any other series of Parity Securities are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably (and ratably as to cash, in-kind or other payments) upon all outstanding shares of the Series C Convertible Preferred Stock and shares of such other Parity Securities in proportion to the respective aggregate amounts of dividends in arrears on the Series C Convertible Preferred Stock and on such other series of Parity Securities to the date of such dividend payment.

                  (f) Common Stock Dividends. If prior to October 1, 2003, the Corporation pays or sets aside for payment any dividend or distribution on the Common Stock (a "Common Stock Dividend") (other than dividends or distributions paid solely in shares of Common Stock or rights, options or warrants to purchase Common Stock), the Series C Convertible Preferred Stock will be entitled to receive Common Stock Dividends, as and when paid on the Common Stock, in an amount per share equal to (i) the Accreted Stated Value (as defined below) per share divided by the Conversion Price, times (ii) the amount of the Common Stock Dividend payable per share of Common Stock. Any Common Stock Dividend shall be paid to the holders of record of shares of the Series C Convertible Preferred Stock as they appear on the books of the Corporation on such record date as shall be fixed by the Board of Directors for the payment of the Common Stock Dividend. If the Corporation declares any Common Stock Dividend on or after October 1, 2003, the Corporation will provide notice of the record date for such dividend to the holders of record of shares of the Series C Convertible Preferred Stock as they appear on the books of the Corporation, such notice to be provided no later than at least fifteen (15) business days prior to the record date and no later than the date on which the Corporation is required to give notice of the record date for such dividend under Rule 10b-17 of the Securities and Exchange Commission or any successor rule or applicable law.

         3.       LIQUIDATION PREFERENCE.

                  In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series C Convertible Preferred Stock at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or other Junior Stock by reason of their ownership of such stock, but after payment to holders of the Senior Stock of any amounts to which they are entitled, an amount per share of Series C Convertible Preferred Stock equal to the Stated Value plus any accrued and unpaid dividends to the date of liquidation. If the assets and funds legally available for distribution among the holders of Series C Convertible Preferred Stock shall be insufficient to permit the payment to the holders of the full aforesaid preferential amount, then the assets and funds shall be distributed ratably among holders of Series C Convertible Preferred Stock in proportion to the number of shares of Series C Convertible Preferred Stock owned by each holder. If any Parity Securities are outstanding, and the assets and funds legally available for distribution among the Series C Convertible Preferred Stock and the Parity Securities shall be insufficient to permit the payment to holders of Series C Convertible Preferred Stock the full aforesaid preferential amount and the preferential amount payable upon liquidation to any outstanding Parity Securities, the holders of Series C Convertible Preferred Stock and the holders of such other Parity Securities shall share ratably (and ratably as to cash or other distributions) in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

         4.       VOTING RIGHTS.

                  The holders of the Series C Convertible Preferred Stock shall have no voting rights except as set forth in the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation") or as provided by applicable law, and except for the following:

                  (a) Changes in Organizational Documents. So long as the Series C Convertible Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock, voting as a single class, amend, repeal, modify or supplement (i) any provision of the Certificate of Incorporation or the Bylaws of the Corporation, each as in effect on the Initial Issuance Date, or any successor bylaws, if such amendment, repeal, modification or supplement in any way adversely affects the powers, designations, preferences or other rights of the Series C Convertible Preferred Stock, provided, that nothing contained herein shall be construed to prohibit the Corporation from issuing any debt or equity securities, regardless of ranking, or (ii) this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock ("Certificate of Designation").

                  (b) Means of Voting. The rights of the holders of Series C Convertible Preferred Stock under this Section 4 may be exercised (i) at a meeting of the holders of shares of such Series C Convertible Preferred Stock, called for the purpose by the Corporation; or (ii) by written consent signed by the holders of the requisite percentage of the then outstanding shares of the Series C Convertible Preferred Stock, delivered to the Secretary or Assistant Secretary of the Corporation. Except to the extent otherwise provided herein or to the extent that holders of a majority of the Series C Convertible Preferred Stock decide otherwise, any meeting of the holders of Series C Convertible Preferred Stock shall be conducted in accordance with the provisions of the By-Laws of the Corporation applicable to meetings of stockholders. In the event of a conflict or inconsistency between the By-Laws of the Corporation and any term of this Certificate of Designation, including, but not limited to this
Section 4, the terms of this Certificate of Designation shall prevail.

         5.       CONVERSION

                  Shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

                  (a) Optional Conversion. Beginning on October 1, 2003 (except as to any shares which shall have been called for redemption prior to October 1, 2003), each holder of Series C Convertible Preferred Stock shall have right, at any time and from time to time thereafter, to convert all, but not less than all, of the shares of Series C Convertible Preferred Stock held by such holder or its affiliates into that number of shares of Common Stock equal to the Accreted Stated Value of the shares converted divided by the Conversion Price, provided, that in the event that on or after October 1, 2003 the Corporation delivers a notice of redemption of Series C Convertible Preferred Stock pursuant to Section 6(c), the right to convert may be exercised with respect to shares of Series C Convertible Preferred Stock called for redemption in such notice only during the period ending fifteen (15) days prior to the redemption date specified in such notice.

                  (b) Change of Control. (i) If a Change of Control occurs prior to October 1, 2003, each holder of shares of Series C Convertible Preferred Stock may, at its option, at times specified below, convert all, but not less than all, such shares held by such holder into the number of fully paid and nonassessable shares of Common Stock determined by dividing (x) the Stated Value multiplied by the number of shares surrendered plus any accrued but unpaid dividends on such shares by (y) the Conversion Price.

                         (ii)     For the purposes of this Section 5(b), "Change
of Control" means the occurrence of one or more of the following events:

                                  (A)     a person or entity or group (as that
         term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities (in each case, a "Beneficial Owner") shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Corporation ordinarily having the right to vote in the election of directors;

                                  (B)     during any consecutive three-year
         period commencing on or after October 1, 1998, individuals who at the beginning of such period constituted the Board of Directors (together with any director elected by the Series A Preferred Stock and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                                  (C)     any sale, lease, exchange or other
         transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation to any Beneficial Owner (other than any wholly owned subsidiary of the Corporation);

                                  (D)     the merger or consolidation of the
         Corporation with or into another corporation or the merger of another corporation into the Corporation with the effect that immediately after such transaction any Beneficial Owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

                                  (E)     the adoption of a plan leading to the
         liquidation or dissolution of the Corporation;

                         (iii) (A) The Corporation shall give the holders notice pursuant to Section 5(g) of a Change of Control within five business days after the occurrence of such Change of Control. Except as set forth in Section 5(b)(iii)(B), the right to convert set forth in this Section 5(b) shall be exercised by any holder only within 10 business days after such notice has been given of the occurrence of the Change of Control.

                                  (B)     If the Corporation agrees to enter
         into a transaction that, when consummated, would result in a Change of Control defined in Sections 5(b)(ii)(C) or (D), the Corporation shall give notice to the holders of such transaction at least 15 business days prior to the consummation of the transaction, and the holders may, within 10 business days after the date of such notice, exercise the right to convert the Series C Convertible Preferred Stock into Common Stock, such conversion to take effect at or immediately prior to the record date for holders of Common Stock to receive the consideration to be paid to such holders in the transaction. In addition, if the transaction results is a Going Private Transaction (as defined below), then the Conversion Price for purposes of conversion as described in the preceding sentence shall be the lesser of (x) the Conversion Price in effect immediately prior to the notice by the Corporation given to holders pursuant to the preceding sentence and (y) the value of the consideration per share of Common Stock (determined by the Board of Directors, in good faith, as of the date of the first public announcement of the transaction) to be paid to holders of Common Stock in the transaction times 1.1, provided, that in no event shall the Conversion Price for this purpose be less than $7.40 (as such amount may be adjusted pursuant to that certain Warrant Agreement between the Corporation and The First National Bank of Boston dated as of November 15, 1996, which adjustment provisions are substantially similar to the adjustment provision in 5(i)). For purposes hereof, a "Going Private Transaction" shall mean a Change of Control defined in Sections 5(b)(ii) (C) or (D), as a result of which, immediately after consummation of such transaction, the securities into which the Series C Convertible Preferred Stock would be convertible are not listed on a national securities exchange or the NASDAQ National Market System or, even if such securities are so listed, the number of issued and outstanding shares of such securities (excluding (x) shares owned by any beneficial owner of a majority of such shares and (y) "restricted" shares within the meaning of Rule 144 under the Securities Act of 1933, or any successor rule, that cannot be sold without limitation under Rule 144) is less than three (3) times the number of shares into which all outstanding shares of the Series C Convertible Preferred Stock would be convertible after giving effect to the transaction.

                  (c) Conversion Price. The Conversion Price of the shares of Series C Convertible Preferred Stock shall be $10.40, adjusted as set forth herein.

                  (d) Common Stock. The Common Stock to be issued upon conversion hereunder shall be fully paid and nonassessable.

                  (e) Procedures for Conversion. (i) In order to convert shares of Series C Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefore, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied (or preceded as required by Section 5(a)) by written notice to the Corporation of such holder's election to convert and (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and any cash payment required pursuant to Section 5(e)(iii). As promptly as practicable after the surrender for conversion of any share of the Series

C Convertible Preferred Stock in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of Section 5(e)(iii), but in any event within three Trading Days of such surrender for payment, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares in proper order for conversion, and all rights of the holder of such share as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

                         (ii)     The Corporation shall not be required to
issue fractional shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock. At the Corporation's discretion, in the event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

                         (iii)    The issuance of certificates for shares of
Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                  (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, 11,500,000 shares of Common Stock. If at any time the number of authorized and unissued shares of Common Stock that are reserved for issuance upon conversion of the shares of Series C Convertible Preferred Stock, shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock.

                  (g) Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series C Convertible Preferred Stock shall be deemed given five days after such notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, or the next business day after such notice is delivered to a recognized overnight courier service with next-business day delivery specified.

                  (h)    Reorganization, Merger or Sale of the Corporation.

                         (i) Notwithstanding any other provision hereof, in case of (A) any reorganization or any reclassification of the capital stock of the Corporation or (B) any merger or consolidation of the Corporation, that in any such case results in the Common Stock being converted into other securities or property, or the right to receive other securities or property, then, to the extent the Corporation or the holders do not otherwise redeem or convert all outstanding shares of Series C Convertible Preferred Stock, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holders of the Series C Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock thereafter deliverable upon the conversion of the shares of Series C Convertible Preferred Stock.

                         (ii) In case of any merger, consolidation, reclassification or other similar reorganization, to the extent the Corporation is not the surviving entity, and the Corporation or the holders do not otherwise redeem or convert all outstanding shares of Series C Convertible Preferred Stock, the Series C Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving corporation having, in respect of the surviving corporation, substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series C Convertible Preferred Stock had immediately prior to such transaction. In the case the Corporation is not the surviving entity, the Conversion Price shall be adjusted at the closing of the transaction to equal the Conversion Price in effect immediately prior to the closing divided by the fair market value of the common stock immediately prior to the closing multiplied by the fair market value of the common stock of the surviving entity at the closing.

                         (iii) References in this Section 5 to "Common Stock" shall include all stock or other securities or property (including cash) into which Common Stock is converted following any merger, reorganization or reclassification of the capital stock of the Corporation.

                  (i)    Adjustments.  The number of shares of Common
Stock issuable upon conversion of shares of the Series C Convertible Preferred Stock that are then outstanding and the Conversion Price shall be subject to adjustment from time to time as follows:

                         (i) Stock Dividends; Stock Splits; Reverse Stock Splits. In case the Corporation shall (A) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares or reclassify its outstanding Common Stock, or
         (C) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion of each share of Series C Convertible Preferred Stock shall be adjusted so that the holder of each such share shall thereafter be entitled to receive the kind and number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted in full immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, the number of shares of Common Stock issuable upon conversion of each such share shall be subject to further adjustments under this Section 5(i). An adjustment made pursuant to this Section 5(i)(i) shall become effective at the record date, if any, for such event.

                         (ii) Distributions to Stockholders. In case the Corporation shall issue to holders of its Common Stock rights, options, warrants or convertible or exchangeable securities (collectively, the "rights") entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined by dividing (A) the total amount receivable by the Corporation in consideration of the issuance of such rights plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights) that is lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the number of shares of Common Stock issuable upon conversion of all shares of Series C Convertible Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all shares of Series C Convertible Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance (as defined in the following sentence) would purchase at the then Current Market Price per share of Common Stock. For purposes of this Section 5(i), the "Current Market Price" per share of Common Stock for any date shall mean average of the closing prices of the

         Common Stock for the 10 trading days prior to such date. For purposes of this Section 5(i)(ii), the "aggregate consideration to be received by the Corporation" in connection with any issuance of such rights shall be deemed to be the consideration received by the Corporation for such rights plus any consideration or premiums stated in such rights to be paid for the shares of Common Stock covered thereby.

                         (iii) Issuance of Common Stock at Lower Values. In case the Corporation shall, in a transaction to which Section 5(i)(i) is inapplicable (and, in any event, other than upon conversion of Series A Preferred Stock, Series B Preferred Stock, or Series C Convertible Preferred Stock, or upon exercise of any warrants or employee stock options that were outstanding on the Initial Issuance Date or pursuant to contractual commitments to which the Corporation was bound on the Initial Issuance Date), issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Corporation in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower (at the date of such sale or issuance) than the Current Market Price per share of Common Stock in effect immediately prior to such sale or issuance or for no consideration, then in each case the number of shares of Common Stock thereafter issuable upon the conversion of the shares of Series C Convertible Preferred Stock shall be increased in a manner determined by multiplying the number of shares of Common Stock theretofore issuable upon the conversion of all shares of Series C Convertible Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the sale or issuance plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation (as defined in the following paragraph) in connection with such sale or issuance would purchase at the then Current Market Price per share of Common Stock.

                  For the purpose of such adjustments the "aggregate consideration to be received by the Corporation" therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities plus any consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                  In case the Corporation shall issue or sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(i)(ii) and 5(i)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of Sections 5(i)(ii) and 5(i)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                  Any increase of the number of shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Section 5(i)(iii) shall be allocated among such Series C Convertible Preferred Stock on a pro rata basis.

                         (iv) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange rights that have previously resulted in an adjustment under this Section 5(i), if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock shall be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of shares issuable upon conversion of Series C Convertible Preferred Stock by a number that is in excess of the amount or number of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights or shall have the effect of decreasing the number of shares of Common Stock that have been issued upon conversion of any shares of Series C Convertible Stock prior to the date of such readjustment.

                         (v) De minimis Adjustments. No adjustment in the number of shares of Common Stock issuable under any Series C Convertible Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon a conversion of Series C Convertible Preferred Stock; provided, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                         (vi) Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the conversion of Series C Convertible Preferred Stock is adjusted, as herein provided, the Corporation shall deliver to the holders thereof a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of shares of Common Stock or other stock or property issuable upon the conversion of each share of Series C Convertible Preferred Stock after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made and shall promptly mail by first class mail, postage prepaid, to each holder notice of such adjustment or adjustments.

                         (vii) Adjustment of Conversion Price. Whenever the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock is adjusted as provided in this Section 5(i), the Conversion Price shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares issuable upon conversion of a share of Series C Convertible Preferred Stock immediately prior to such adjustment, and the denominator of which is the number of shares so issuable immediately thereafter.

         6.       OPTIONAL REDEMPTION

                  (a) Redemption Price. Beginning on October 1, 2001, the Corporation, at its sole option, may redeem all, but not less than all, shares of the Series C Convertible Preferred Stock for cash, at any time or from time to time, for the redemption price per share set forth below:

                     DATE OF REDEMPTION                                      REDEMPTION PRICE
                     ------------------                                      ----------------
           October 1, 2001 to September 30, 2002                        105.0% of Redemption Value
           October 1, 2002 to September 30, 2003                        102.5% of Redemption Value

                     DATE OF REDEMPTION                                      REDEMPTION PRICE
                     ------------------                                      ----------------
                  After September 30, 2003                                 100.0% of Accreted Stated
                                                                                   Value

                  For purposes hereof, "Redemption Value" for a share of Series C Convertible Preferred Stock shall equal the greater of (i) Accreted Stated Value, and (ii) if the Current Market Price of the Common Stock on the date of the notice of redemption is greater than the Conversion Price, then an amount determined in accordance with the following formula:

                                  RV = (CMP)(SV)/CP

                         For purposes of this formula:

                                  RV = Redemption Value per share
                                  SV = Accreted Stated Value per share
                                  CMP = Current Market Price
                                  CP = Conversion Price

                  "Accreted Stated Value" per share means the Stated Value per share plus accrued and unpaid dividends, if any, on such share through the date of redemption.

                  (b) Notice of Redemptions. Notice of redemptions shall be given by first class mail, postage prepaid, not less than 20 nor more than 60 business days prior to the redemption date or, if such notice period is not feasible in connection with a transaction described in Section 5(g), such notice period as is practicable in the circumstances, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iii) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                  (c) Cessation of Dividends on Shares Redeemed. Notice having been mailed as stated in subsection (c) above, from and after the close of business on the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of the Series C Convertible Preferred Stock redeemed shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                  (d) Status of Redeemed or Converted Shares. Upon redemption or conversion, any shares of the Series C Convertible Preferred Stock which have been so redeemed or converted shall be retired and thereafter have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors or a duly authorized committee thereof.

         7.       MANDATORY REDEMPTION.

         On October 1, 2010 (the "Final Redemption Date"), the Corporation shall redeem from any source of funds legally available therefor, in the manner provided in Section 6(c) above, all of the shares of the Series C Convertible Preferred Stock then outstanding at a redemption price equal to the Stated Value per share, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share to the Final Redemption Date.

         8.       PREEMPTIVE RIGHTS.

         No shares of Series C Convertible Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

         9.       TRANSFERABILITY.

         No shares of Series C Convertible Preferred Stock shall be transferable without the consent of the Corporation until April 1, 2000; provided, however, this provision shall terminate and be of no further force or effect immediately upon the occurrence of a Problematic Regulatory Change of Control. A "Problematic Regulatory Change of Control" is a Change of Control which causes the Holder and/or its affiliates to receive an attributable interest in any radio spectrum or FCC Service with respect to which the FCC or applicable law imposes a spectrum cap (including, without limitation, spectrum caps imposed on the holding of broadband CMRS or narrowband PCS spectrum), multiple ownership restriction, or other material limitation. "FCC Service" shall mean any service subject to FCC (or successor agency) regulation or oversight.

           Exhibit 4.3(c)(iii) to Restated Certificate of Incorporation

                                                                      EXHIBIT A
                                                                      ---------


                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                          OPTIONAL AND OTHER RIGHTS OF
                  SERIES E JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                 METROCALL, INC.

         Metrocall, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, adopted the following resolution at a meeting on February 18, 2000.

         WHEREAS, the Board of Directors of the Corporation is authorized by the Restated Certificate of Incorporation, as amended, to issue up to 1,000,000 shares of preferred stock in one or more classes or series and, in connection with the creation of any class or series, to fix by the resolutions providing for the issuance of shares the designation, number, powers, preferences and relative, participating, optional and other rights of the class or series and the qualifications, limitations or restrictions thereof; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms and provisions of a series of preferred stock and the number of shares constituting the series;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                                     /s/ Shirley B. White
                                                     ---------------------
                                                     Shirley B. White
                                                     Assistant Secretary

ATTEST:

/s/ Vincent D. Kelly
--------------------
Vincent D. Kelly
Chief Financial Officer

                                                                       ANNEX A

                  SERIES E JUNIOR PARTICIPATING PREFERRED STOCK

                  The designation, number, powers, preferences and relative, participating, optional and other rights of the Series E Junior Participating Preferred Stock of Metrocall, Inc. (the "Corporation") are as follows:

SECTION 1.        DESIGNATION AND AMOUNT.

         This series of preferred stock shall be designated as "Series E Junior Participating Preferred Stock," and shall have $0.01 par value per share. The number of authorized shares constituting this series shall be 100,000 shares. The Corporation may issue fractional shares of Series E Junior Participating Preferred Stock.

SECTION 2.        DIVIDENDS AND DISTRIBUTIONS.

                  (a) The rate of dividends payable per share of Series E Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series E Preferred Shares, shall be (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series E Preferred Shares. Dividends on the Series E Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after February 25, 2000 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series E Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Series E Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series E Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series E Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series E Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rat a share-by-share basis among all such shares at the time outstanding.

SECTION 3.        VOTING RIGHTS.

         In addition to any other voting rights required by law, subject to the provision for adjustment hereinafter set forth, each Series E Preferred Share shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series E Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as otherwise provided herein, in the certificate of incorporation of the Corporation or by laws, the holders of Series E Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

SECTION 4.        REACQUIRED SHARES.

         Any Series E Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

SECTION 5.        LIQUIDATION, DISSOLUTION OR WINDING UP.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Shares shall be entitled to receive the greater of (a) $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series E Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 6.        CONSOLIDATION, MERGER, ETC.

         If the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series E Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation at any time after the Rights Declaration Date (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SERIES 7.         NO REDEMPTION.

         The Series E Preferred Shares shall not be redeemable.

SERIES 8.         RANKING.

         The Series E Preferred Shares shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

SERIES 9.         FRACTIONAL SHARES.

         Series E Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Preferred Shares.







                                      3